U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2008

AMERICHIP INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	000-33127	98-0339467
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24700 Capital Blvd, Clinton Township, MI	48036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (586) 783-4598

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2008, a majority of the Board of Directors of Americhip International, Inc., removed Marc Walther as President and Chief Executive Officer. Mr. Walther had no disagreements with Americhip International, Inc., on any matter of accounting principles or practices or financial statement disclosures.

Thomas P. Schwanitz has been appointed as interim Chief Executive Officer.

Mr. Schwanitz’ s biography is as follows:

Thomas P. Schwanitz. Mr. Schwanitz is our Chief Financial Officer and is Managing Partner of Schwanitz, Hayden & Associates, P.L.C. of Detroit, Michigan, and has a Bachelor of Science - Accounting from Northern Michigan University. His professional affiliations include member of American Institute of Certified Public Accountants, Michigan Association of Certified Public Accountants, Consultant to the Association of Macomb County Life Underwriters and Financial & Estate Planning Councils of Detroit and Macomb County. Mr. Schwanitz is also a member of the Board of Directors for and is the Treasurer of the Mount Clemens General Hospital and on the Board of Trustees for Baker College, Mount Clemens.

Item 9.01.	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICHIP INTERNATIONAL INC.

By:  /s/ Thomas P. Schwanitz

Thomas P. Schwanitz
President and Chief Executive Officer

Date: May 22, 2008